UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 19, 2006



                               ONELINK CORPORATION
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             (Exact name of registrant as specified in its charter)


         Delaware                    333-81922                   43-1941213
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(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)            Identification No.)



One Market Plaza, Spear Tower, Suite 3600, San Francisco, CA       94105
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        (Address of principal executive offices)                (Zip Code)



        Registrant's telephone number, including area code (415) 293-8277
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          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.04   Triggering Events That Accelerate or Increase a Direct Financial
            Obligation or an Obligation Under an off-Balance Sheet Arrangement.

On September 19, 2006, OneLink Corporation (the "Company") received a notice of default from OurLink LLC, a Texas limited liability company ("Lender"), claiming that the Company and its subsidiaries are in default under certain notes and related security agreements listed below with an aggregate principal and interest balance, as of September 29, 2006, of $4,304,246.48. The default notice referred to the following loan documents (collectively, the "Loan Documents"):

     1. Convertible Secured Promissory Note, dated as of April 29, 2005, in the principal amount of $3,240,000, executed by the Company in favor of Lender (the "Company Note").
     2. Security Agreement, dated as of April 29, 2005, by and among the Company, Lender and The Call Center, LLC (the "TCC Security Agreement").
     3. Pledge Agreement, dated as of April 29, 2005, by and among the Company, Lender and Donald H. Ray, as the "Pledge Holder" (the "TCC Pledge Agreement").
     4. Convertible Secured Note, dated as of April 29, 2005, in the principal amount of $760,000, executed by Reservation Center, Inc. ("RCI") in favor of Lender (the "RCI Note").
     5. Security Agreement, dated as of April 29, 2005, by and among the Company, Lender and Reservation Center, Inc. (the "RCI Security Agreement").
     6. Pledge Agreement, dated as of April 29, 2005, by and among the Company, Lender and Donald H. Ray, as the "Pledge Holder" (the "RCI Pledge Agreement").
     7. Guaranty, dated as of April 29, 2005, executed by the Company, as guarantor, to and in favor of Lender.

Specifically, the notice of default stated that the Company had failed to make on or before the applicable due dates certain payments required to be made under
Section 1 of the Company Note, and such failures constitute Events of Default under Section 3(a) of the Company Note, Section 11(a)(i) of the RCI Security Agreement, Section 3(a)(i) of the RCI Pledge Agreement, Section 11(a)(i) of the TCC Security Agreement, and Section 3(a)(i) of the TCC Pledge Agreement. The notice of default also stated that the Company failed to pay to Lender the amount of $81,000 in interest due and payable on April 1, 2006 and $81,000 in interest due and payable on July 1, 2006. As a consequence of these Events of Default, as provided by Section 4.1 of the Note, Section 11(b)(vi) of the Security Agreement and Section 11(b)(vi) of the TCC Security Agreement, all obligations under the Loan Documents, in particular the Company Note, became immediately due and payable.




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In addition, the notice of default stated that the Company had failed to make on or before the applicable due dates certain payments required to be made under
Section 1 of the RCI Note, and such failures constitute Events of Default under
Section 3(a) of the RCA Note, Section 11(a)(i) of the RCI Security Agreement,
Section 3(a)(ii) of the RCI Pledge Agreement, Section 11(a)(ii) of the TCC Security Agreement, and Section 3(a)(ii) of the TCC Pledge Agreement. The notice of default stated that the Company failed to pay to Lender the amount of $19,000 in interest demanded and payable on April 1, 2006 and $19,000 in interest due and payable on July 1, 2006. As a consequence of these alleged Events of Default, as provided by Section 4.1 of the RCI Note, Section 11(b)(vi) of the RCI Security Agreement and Section 11(b)(vi) of the TCC Security Agreement, all obligations under the Company Note and the RCI Note became immediately due and payable upon the 5th business day following the first of such defaults.


As of September 29, 2006, the accelerated principal and interest amount demanded under the Company Note was $3,486,439.69 and under the RCI Note was $817,806.79. The notice of default demanded the immediate payment of all principal and accrued interest, including all fees, costs and expenses incurred by Lender in connection with the matter.

In addition, on September 20, 2006, the Company received a Notice of Disposition of Collateral and Demand for Accounting and Turnover of Proceeds (the "Disposition of Collateral") from the Lender. Pursuant to this Disposition of Collateral, Lender gave notice to the Company that based upon the Events of Default described above and acceleration of obligations under the Loan Documents, Lender elected to exercise its rights and remedies as a secured creditor with respect to all of the outstanding capital stock of RCI (the "RCI Stock") and elected to direct the Pledge Holder to sell the RCI Stock at a private sale on or after October 4, 2006, which has not occurred to date. The Company may redeem the RCI Stock by tendering to the Lender prior to the date of sale identified above, all outstanding amounts due and owing to Lender under the Loan Documents.

The Company is engaged in ongoing discussions with the Lender in an attempt to reach a resolution of this matter.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 28, 2006, the Company received a letter dated September 20, 2006 from Richard J. Marxen, a director of the Company, resigning from the Company's board of directors effective immediately.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  October 4, 2006                       ONELINK CORPORATION


                                             By: /s/ F. W. Guerin
                                                 -------------------
                                             F. W. Guerin
                                             Chief Executive Officer










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